EXHIBIT 99.1

                            MAVERICK TUBE CORPORATION
                         1999 DIRECTOR STOCK OPTION PLAN

                      Section 1. Establishment and Purpose.

         Maverick Tube Corporation (the "Company") hereby establishes a stock option plan to be named the Maverick Tube Corporation 1999 Director Stock Option Plan. The purpose of the Plan is to provide (i) further inducement to qualified persons to become and remain Eligible Directors of the Company, and (ii) additional incentive to Eligible Directors of the Company by encouraging them to acquire shares of Stock upon the exercise of the Options granted hereunder in return for services rendered by them to the Company, thereby increasing such Eligible Directors' proprietary interest in the business of the Company. Options granted under the Plan will not be incentive stock options within the meaning of
Section 422 of the Code.

                             Section 2. Definitions.

         (a) Act means the Securities Exchange Act of 1934, as amended and in effect from time to time.

         (b) Administrator means the person, board of directors, committee or entity performing the functions of the administrator of the Plan as provided for herein, as designated by the Board from time to time and, in absence of such designation, the Board shall be the Administrator.

         (c) Board means the Board of Directors of the Company.

         (d) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         (e) Company means Maverick Tube Corporation, a corporation organized and existing under the laws of the State of Delaware.

         (f) Eligible Director means, at any given time, a director of the Company who is not an officer or employee of the Company or of any subsidiary thereof and who is not a director, officer or employee of a corporation, partnership, trust or other entity that is a beneficial owner (as defined in Section 13(d)(3) of the Act) of ten percent or more of the Stock of the Company.

         (g) Fair Market Value of a share of Stock means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when the Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the "Nasdaq"), (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when the Stock is authorized as a Nasdaq Small Cap Market security, the closing bid price as reported by the Nasdaq, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

         (h) Option means an option granted under this Plan to acquire Stock.

         (i) Optionee means the person to whom an Option is granted.

         (j) Option Agreement means the agreement between the Company and an Optionee setting forth the terms and provisions of an Option.

         (k) Option Date means the date as of which an Option is granted, which shall be the first business day after the 2000 annual meeting of stockholders of the Company and the first business day after each subsequent annual meeting of the stockholders of the Company.

         (l) Period of Exercisability means the period during which an Option may be exercised as determined under Section 6 of this Plan.

         (m) Plan means the Maverick Tube Corporation 1999 Director Stock Option Plan.

         (n) Post-Death Representative(s) means the executor(s), administrator(s) or personal representative(s) of the Optionee's estate or the person or person(s) to whom the Optionee's rights under his or her Option pass by the Optionee's will or the laws of descent and distribution.

         (o) Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time, or any successor rule.

         (p) Stock means authorized and unissued shares of $0.01 par value common stock of the Company or shares reacquired by the Company held in its treasury.

                           Section 3. Administration.

         The Plan is  intended  to be a "formula  plan"  under Rule  16b-3.  The
Administrator  shall  administer  the  Plan  on  behalf  of  the  Company.   The
Administrator may adopt, amend, and rescind from time to time such administrative rules, and may take from time to time such actions, with or without notice to affected Optionees, as the Administrator may deem appropriate to implement or interpret the provisions of the Plan or to exercise any authority, discretion or power explicitly or implicitly granted to the Administrator under the Plan; provided however, that no such rules or actions may be inconsistent with the provisions of the Plan or Rule 16b-3. The Administrator may make rules or take action pursuant to this Section by any appropriate means.

                     Section 4. Shares Subject to the Plan.

         (a) Subject to the provisions of Section 10 hereof, a maximum of 300,000 shares of Stock may be issued pursuant to the exercise of Options granted under the Plan.

         (b) At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to the total number of shares then issuable pursuant to all such Option grants which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the treasury in lieu of authorized but unissued shares.

         (c) If an Option terminates, in whole or in part, by expiration or for any reason other than exercise of such Option, the shares previously reserved for issuance upon grant of the Option shall again be available for issuance as if such shares had never been subject to an Option.

                         Section 5. Granting of Options.

         (a) Each person who is an Eligible Director on an Option Date (commencing on the Option Date for 2000) shall receive an Option to acquire 7,500 shares of Stock at a per share purchase price equal to the Fair Market Value of the Stock on the Option Date. In each subsequent year, each person who is an Eligible Director on the Option Date shall receive an Option to acquire 7,500 shares of Stock at a per share purchase price equal to the Fair Market Value of the Stock on the Option Date.

         (b) All Options granted under the Plan shall be granted as of an Option Date. Promptly after each Option Date, the Company shall notify the Optionee of the grant of the Option, and shall hand deliver or mail to the Optionee an Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute and return the Option Agreement within thirty days after the Option Date. If the Optionee shall fail to execute and return the Option Agreement within said thirty-day period, his or her Option shall be automatically terminated, except that if the Optionee dies within said thirty-day period, such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                          Section 6. Terms of Options.

         Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

         (a) The option price for each share of Stock covered by an Option shall be an amount equal to 100 percent of the Fair Market Value of a share of Stock on the Option Date of such Option.

         (b) The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or the regulations thereunder. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         (c) The Option shall be exercisable, in whole or in part, at any time and from time to time on or after the date which is six months after the Option Date and before its expiration, which shall occur upon the earlier of (i) the date on which an Optionee ceases to hold office as a director of the Company for any reason other than retirement, death or disability, (ii) the date that is three months after the effective date of the Optionee's retirement from service on the Board, (iii) the date that is one year after the date on which the Optionee's service on the Board ceases due to death or disability, (iv) the date on which the Optionee ceases to qualify as an Eligible Director for any reason other than retirement, death or disability, and (v) the fifth anniversary of the Option Date.

         (d) An Option may be exercised only during the Period of Exercisability determined under Section 6(c) hereof.

                    Section 7. No Right to Remain a Director.

         The grant of an Option shall not create any right in any person to remain as a director of the Company.

                         Section 8. Exercise of Options.

         (a) An Option may be exercised in whole or in part during the Period of Exercisability, except as otherwise may be provided in the Option Agreement, by giving written notice to the Company stating the number of shares of Stock for which the Option is being exercised, accompanied by payment in full of the aggregate purchase price for the shares of Stock being purchased. Payment of the aggregate purchase price for the shares of Stock may be made (i) in cash for the full amount of such purchase price, (ii) by delivery to the Company of certificates representing shares of Stock owned by the Optionee for longer than six months and registered in the Optionee's name, having a Fair Market Value as of the date of exercise and tender equal to the full amount of such purchase price, or (iii) a combination of (i) and (ii) which collectively equals the full amount of such purchase price.

         (b) An Optionee shall have none of the rights of a stockholder with respect to shares of Stock subject to an Option until shares of Stock are issued to him or her upon the exercise of such Option.

                         Section 9. General Provisions.

         The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee upon the exercise of an Option prior to:

         (a) (i) if requested by the Company, the filing with the Company by the Optionee or the Optionee's Post-Death Representative of a representation in writing that at the time of such exercise it was his or her then present intention to acquire such shares for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares of Stock under any State or Federal securities laws or rulings or regulations of any governmental regulatory body which the Company shall determine to be necessary or advisable; and

         (b) the obtaining of any other consent, approval or permit from any State or Federal governmental agency which the Administrator may, in its sole and absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                       Section 10. Adjustment Provisions.

         The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company with or into another entity, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company for any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         The shares with respect to which Options may be granted are shares of Stock as presently constituted. If, however, the outstanding shares of Stock are subdivided or consolidated, or such shares are exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in Section 4 hereof, and the shares of Stock subject to issuance under outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Administrator. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         Notwithstanding anything to the contrary contained in this Section 10, upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation (or, in the case of a three-party merger where the Company, while the surviving corporation, becomes a subsidiary of another corporation), or upon a sale of substantially all of the assets of the Company, then the Plan shall terminate on the date and any Options granted under the Plan shall terminate on the date before the consummation of the transaction, and the Administrator shall have the right, but shall not be obligated, to accelerate the time in which any Option may be exercised prior to such termination, unless provision shall be made in writing in connection with such transaction for the continuance of the Plan, for the assumption of Options previously granted, or the substitution for such Options with new options to purchase the stock of a successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price, in which event the Plan and Options previously granted shall continue in the manner and under the terms so provided; provided, however, that the Administrator and the Board shall have the authority to amend this Section to require that a successor assume all obligations under any outstanding Options.

         Adjustments under this Section 10 shall be made by the Administrator, and any determination of the Administrator as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares of capital stock or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock available under the Plan or subject to Options therefore granted or the purchase price per share with respect to outstanding Options.

                Section 11. Duration, Amendment and Termination.

         (a) The Board may at any time terminate the Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee, adversely affect or impair the rights of such Optionee, and provided further, that no amendment requiring stockholder approval in order to meet the requirements of Rule 16b-3 shall be effective unless such stockholder approval is obtained, and provided further that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder.

         (b) The period during which Options may be granted under the Plan shall terminate on November 16, 2004, unless the Plan earlier shall have been terminated as provided above.

                        Section 12. Stockholder Approval.

         The Plan became effective on November 16, 1999, subject to approval by the stockholders of the Company at its annual meeting to be held on or about February 7, 2000, or any adjournment thereof.

                           Section 13. Miscellaneous.

         (a) An Optionee shall have no rights as a stockholder with respect to shares issuable upon exercise of an Option until the date of the issuance of shares to the Optionee pursuant to such exercise. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

         (b) Nothing contained in the Plan shall be construed as giving any Optionee, such Optionee's beneficiaries, or any other person any equity or other interest of any kind in any assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any such person.

         (c) Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interests, whether or not such action would have an adverse effect on the Plan or any Option granted under the Plan. No Optionee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         (d) The proceeds received by the Company from the sale of shares of Stock pursuant to the Plan shall be used for general corporate purposes.

         (e) All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the law of conflicts. Titles and headings to sections in the Plan are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

         (f) The Company shall have the right to take such action as may be necessary in connection with any exercise of Options to satisfy any applicable obligation to withhold amounts pursuant to Federal, State, or local tax law. The Administrator may permit shares of Stock having an aggregate value equal to or less than the amount required to be withheld to be used to satisfy tax withholding requirements, and such shares shall be valued at the Fair Market Value per share as of the date of such exercise.

         (g) It is intended that the Options that may be granted and Stock issuable under the Plan will be registered under the Securities Act of 1933, as amended. At the time any shares of Stock are issued or transferred pursuant to the exercise of an Option, such shares will have been accepted for trading on The NASDAQ Stock Market or such other national securities exchange on which the Company's Stock is then predominantly traded.